CONSENT TO ASSIGNMENT

OF

ADMINISTRATIVE SERVICES AGREEMENT

RECITALS:

1)        Woodmen of the World Life Insurance Society (“Insurer”) and Summit Investment Partners, Inc. (“Summit”) entered into an Administrative Services Agreement, effective February 18, 2003 (“Services Agreement”), with regard to Summit Mutual Funds, Inc. (“Fund”).

2)        Pursuant to a change in the investment management of the Fund, Calvert Asset Management Company, Inc. (“CAMCO”) has become the investment adviser to the Fund, replacing Summit, and Calvert Distributors, Inc. (“CDI”) has become the Distributor of the Fund, replacing Ameritas Investment Corp., in each case effective December 12, 2008.

3)        Section 6 (b) of the Services Agreement provides that the Services Agreement may not be assigned except with the written consent of each Party.

IN CONSIDERATION of the above, and of the mutual promises and conditions set forth in the Services Agreement and this Consent to Assignment, the parties agree as follows:

1)        Insurer and Summit hereby consent to the assignment of all of the rights and obligations of Summit under the Services Agreement to CAMCO and/or CDI, as applicable, and CAMCO and CDI accept such assignment.

2)         All other provisions of the Services Agreement shall remain unchanged.

3)         The effective date of this Consent to Assignment shall be December 12, 2008.

Insurer, Summit, CAMCO and CDI have caused this Consent to Assignment to be executed by the following authorized individuals for the purposes expressed herein.

Woodmen of the World Life Insurance Society	Summit Investment Partners, Inc.

By: See Attached	By:
Print:	Print:
Title:	Title:

Calvert Asset Management Company, Inc.	Calvert Distributors, Inc.

By: /s/ William M. Tartikoff	By: /s/ William M. Tartikoff
Print: William M. Tartikoff	Print: William M. Tartikoff
Title: Senior Vice President	Title: Senior Vice President

CONSENT TO ASSIGNMENT

OF

ADMINISTRATIVE SERVICES AGREEMENT

RECITALS:

1)        Woodmen of the World Life Insurance Society (“Insurer”) and Summit Investment Partners, Inc. (“Summit”) entered into an Administrative Services Agreement, effective February 18, 2003 (“Services Agreement”), with regard to Summit Mutual Funds, Inc. (“Fund”).

2)        Pursuant to a change in the investment management of the Fund, Calvert Asset Management Company, Inc. (“CAMCO”) has become the investment adviser to the Fund, replacing Summit, and Calvert Distributors, Inc. (“CDI”) has become the Distributor of the Fund, replacing Ameritas Investment Corp., in each case effective December 12, 2008.

3)        Section 6 (b) of the Services Agreement provides that the Services Agreement may not be assigned except with the written consent of each Party.

IN CONSIDERATION of the above, and of the mutual promises and conditions set forth in the Services Agreement and this Consent to Assignment, the parties agree as follows:

1)        Insurer and Summit hereby consent to the assignment of all of the rights and obligations of Summit under the Services Agreement to CAMCO and/or CDI, as applicable, and CAMCO and CDI accept such assignment.

2)         All other provisions of the Services Agreement shall remain unchanged.

3)         The effective date of this Consent to Assignment shall be December 12, 2008.

Insurer, Summit, CAMCO and CDI have caused this Consent to Assignment to be executed by the following authorized individuals for the purposes expressed herein.

Woodmen of the World Life Insurance Society	Summit Investment Partners, Inc.

By: See Attached	By: /s/ John F. Labmeier
Print:	Print: John F. Labmeier
Title:	Title: Secretary

Calvert Asset Management Company, Inc.	Calvert Distributors, Inc.

By: /s/ William M. Tartikoff	By: /s/ William M. Tartikoff
Print: William M. Tartikoff	Print: William M. Tartikoff
Title: Senior Vice President	Title: Senior Vice President

Attachment to Consent to Assignment

Of

Administrative Services Agreement

Woodmen of the World Life Insurance Society

By:	/s/ Danny E. Cummins
Print:	Danny E. Cummins
Title:	President and CEO
Date:	01-20-09

And By:	/s/ Pamela J. Hernandez
Print:	Pamela J. Hernandez
Title:	Executive Vice President/Operations and Secretary
Date:	01-20-09